                                 PROMISSORY NOTE

$70,000.00                                                         June 19, 1997

      1. FOR VALUE RECEIVED, Host Funding, Inc., a Maryland Corporation, ("Maker"), promises to pay to the order of Blacor, Inc., a Texas Corporation ("Lender"), at 25 Highland Park Village, Box 100-530, Dallas, Texas 75206 (or such other place for payment designated by Lender), amounts advanced under the note, not to exceed SEVENTY THOUSAND DOLLARS ($70,000.00), with interest from the date of advances on the principal balance from time to time remaining unpaid at the rates hereinafter set forth. All unpaid amounts hereof after default, and upon maturity, whether upon the due date, by acceleration or otherwise, shall bear interest from the date of default or maturity until paid at the lessor of
(i) the highest rate permitted by applicable law from time-to-time in effect so long a the debt evidenced hereby is outstanding, or (ii) 18% per annum.

      2. This Promissory Note (this "Note") shall bear interest and be repaid as follows:

            (a) This Note shall bear interest at a rate per annum equal to the lesser of (i) the highest rate permitted by applicable law from time to time in effect so long as the debt evidenced hereby is outstanding, or (ii) 12%.

            (b) The principal of this Note and all accrued interest thereon shall be due and payable on demand, but in the event no earlier demand is made, on August 10, 1997.

      3. In the event that default is made in the payment of any amounts payable hereunder, and such default remains uncured for a period of five (5) days or more after Lender has given written notice of such default to Maker, the entire unpaid amount of this Note, together with accrued but unpaid interest thereon, shall become due and payable, without further notice, and without further presentment or demand for payment.

      4. If Lender declares the entire amount of this Note at once due and payable, as provided in Paragraph 3 above, and this Note is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then Maker shall pay to Lender all reasonable costs and expenses of collection, including reasonable attorneys' fees, incurred by Lender in connection therewith.

      5. Except as otherwise provided herein, Maker, and all endorses, if any, expressly waive demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration, protest and notice of protest as to this Note.

      6. This Note may be prepaid, upon at least one (1) days advance written notice, in part from time-to-time, or in full, without penalty, premium, or fee of any kind.
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      7. It is the intention of the Lender and Maker to conform strictly with applicable usury laws now in force. No provision of this Note or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby shall require the payment, or permit the collection of, interest in excess of the maximum amount permitted by applicable state or federal law. If at any time the interest received or contracted for exceeds the maximum lawful rate, the Lender shall refund the amount of the excess, or shall credit the amount of the excess against amounts owing hereunder and such excess shall not be considered the payment of interest. Determination of the rate of interest shall be made by amortizing, prorating, allocating and spreading in equal parts during the full term of this Note all interest at any time contracted for, charged or received from Maker in connection herewith.

      8. Any notice under this Note shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective three (3) days after being deposited in the United States mail, first class, certified mail, postage prepaid, directed to the addresses show immediately below. Any party may change its address for notices under this Note by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, addresses are as follows:

                  Lender                             Maker

                  Blacor, Inc.                       Host Funding, Inc.
                  25 Highland Park Village           6116 N. Central Expressway
                  Box 100-530                        Suite 1313
                  Dallas, Texas  75206               Dallas, Texas  75206

      Executed this _____ day of June 1997.

                                                     By:  Host Funding, Inc.
                                                     Through Its:
                                                     Managing Member


                                                     By:
                                                        -----------------------
                                                         Bona K. Allen
                                                         Chief Financial Officer


                                       2
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                   FIRST MODIFICATION OF PROMISSORY NOTE

   THIS MODIFICATION OF PROMISSORY NOTE (this "Modification") is entered into effective as of August 10, 1997 (the "Effective Date"), by and among Blacor, Inc., a Texas corporation ("Lender"), and Host Funding, Inc., a Maryland corporation ("Borrower").

                             R E C I T A L S:

   WHEREAS, Borrower executed and delivered to Lender a certain Promissory Note (the "Note"), dated June 19, 1997, in the original principal sum of SEVENTY THOUSAND and NO/100 DOLLARS ($70,000); and

   WHEREAS, Lender and Borrower desire to modify certain provisions of the Note;

   NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Lender and Borrower agree as follows:

   SECTION 1. MATURITY DATE. As of the Effective Date, the principal of the Note and all accrued interest thereon shall be due and payable on demand, but in the event no earlier demand is made, on December 31, 1997, or on prepayment of the Hatfield Note, if earlier.

   SECTION 2. GOVERNING LAW. The terms and conditions hereof shall be governed by and construed in accordance with the laws of the State of Texas and of the United States of America applicable to the transactions herein evidenced.

   SECTION 3. VALIDITY OF PREVIOUS DOCUMENTS. Each and every of the terms and conditions of the Note are and shall remain fully effective and valid, as presently written and as modified hereby. To the extent there is any conflict between the terms and provisions of this Modification and the Note, the terms and provisions of this Modification shall control.

   SECTION 4. WAIVER. Borrower, by its execution of this Modification, does herein and hereby release, relinquish, and waive any and all defenses to the enforceability of the Note to which Borrower may have otherwise been entitled as of the date hereof. Borrower does hereby covenant and agree that the benefit received and to be received by Borrower as a result of this Modification shall and does constitute sufficient and valuable consideration for the waiver contained in the immediately preceding sentence.

   SECTION 5. MODIFICATION. This Modification shall constitute an amendment and modification of the Note.

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   EXECUTED by Lender and Borrower as of the Effective Date.

                                       BORROWER:

                                       HOST FUNDING, INC.


                                       By:
                                          -------------------------------
                                          Bona K. Allen, Vice President


                                       LENDER:

                                       BLACOR, INC.


                                       By:
                                          -------------------------------
                                          Michael S. McNulty, President